                                                                    EXHIBIT 21.1

                     COMPUWARE CORPORATION AND SUBSIDIARIES
                         SUBSIDIARIES OF THE REGISTRANT
                              AS OF MARCH 31, 2005

NAME                                                                            JURISDICTION OF INCORPORATION
----                                                                            -----------------------------
Compuware A.B...............................................................            Sweden
Compuware AG................................................................            Switzerland
Compuware Nordic AS.........................................................            Norway
Compuware A/S...............................................................            Denmark
Compuware Asia-Pacific Holdings Ltd.........................................            Hong Kong
Compuware Asia Pacific Limited..............................................            Hong Kong
Compuware Asia Pacific Pte. Ltd.............................................            Singapore
Compuware Asia-Pacific Pty. Ltd.............................................            Australia
Compuware B.V...............................................................            Netherlands
Compuware Corporation of Canada.............................................            Canada
Compuware de Mexico.........................................................            Mexico
Compuware do Brasil S/A.....................................................            Brazil
Compuware Europe B.V........................................................            Netherlands
Compuware Foreign Sales Corporation.........................................            Barbados
Compuware Global Services, Inc..............................................            Michigan
Compuware Austria GmbH......................................................            Austria
Compuware International I LLC...............................................            Michigan
Compuware Japan Corporation.................................................            Japan
Compuware Korea Ltd.........................................................            Korea
Compuware Ltd...............................................................            United Kingdom
Compuware NV/SA.............................................................            Belgium
Compuware Overseas Holding Corporation......................................            Michigan
Compuware S.A...............................................................            Spain
Compuware S.A.R.L...........................................................            France
Compuware GmbH..............................................................            Germany
Compuware System Software B.V...............................................            Netherlands
Compuware SpA...............................................................            Italy
Reliant Data Systems Inc. ..................................................            Delaware
Changepoint International SRL...............................................            Barbados
Changepoint France SARL.....................................................            France
Changepoint EMEA SARL.......................................................            France